Exhibit 99.1

For Information: Scott Lamb
Telephone: (713) 332-4751	April 1, 2005

KAISER ALUMINUM COMPLETES SALE OF INTERESTS IN QAL

      FOOTHILL RANCH, California, April 1, 2005 – Kaiser Aluminum said it has completed the previously announced sale of its 20% interest in and related to Queensland Alumina Limited (QAL), which owns and operates an alumina refinery in Australia, to Rusal for $401 million in cash, subject to certain working capital adjustments, plus Rusal’s purchase of Kaiser’s alumina and bauxite inventories and the assumption of Kaiser’s obligations in respect of approximately $60 million of QAL debt. Kaiser also transferred its existing alumina sales contracts and other agreements relating to QAL to Rusal.

      As previously disclosed, the vast majority of the value realized in respect of the company’s interests in and related to QAL is likely to be for the benefit of holders of Kaiser’s publicly traded notes and the Pension Benefit Guaranty Corporation.

      Kaiser’s Form 10-K for 2004 provides additional detail on the transaction.

      Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive, and custom industrial applications.

F-1015

      Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.